Exhibit 99.1

Grid Dynamics Reports Fourth Quarter and Full Year 2020 Financial Results;

   Fourth Quarter Revenue of $30.1 million and Full Year Revenue of $111.3 million

San Ramon Calif. – March 4, 2021 – Grid Dynamics Holdings, Inc. (Nasdaq: GDYN) (“Grid Dynamics”), a leader in enterprise-level digital transformation, today announced results for the fourth quarter and the full year ended December 31, 2020.

“We are very pleased with the company’s fourth quarter results and how we executed in 2020. We delivered $30.1 million of revenue. Excluding approximately $1.0 million of revenues from our recent acquisition of Daxx, our fourth quarter organic revenue of $29.1 million grew 11% sequentially and was higher than our prior guidance range of $27.7 million to $28.7 million. In each of the three months of the fourth quarter, our revenues grew sequentially, with December being the seventh consecutive month of revenue growth. More importantly, the first two months of 2021 are trending in the right direction, leading us to be confident in our Q1 outlook and momentum toward expansion beyond pre-COVID levels in the near future. During the fourth quarter we added 5 new logos - one was a global insurer, two were technology companies, one in the industrial space, and one was an international online marketplace platform company.

Our non-retail industry verticals represented 74% of revenue in the fourth quarter and grew 11% on a sequential basis and 55% on a year over year basis. At 35% of our fourth quarter revenue, the Technology, Media and Telecom vertical grew 21% year over year and represented the company’s largest vertical.

I am very proud of what we accomplished in the fourth quarter and full year 2020 with our successful turnaround. Grid Dynamics continues to demonstrate our technical capabilities in the areas of cloud transformation, data science and machine learning, and customer experience that appeal to clients across all industry verticals. We are optimistic of our continued growth in 2021” said Leonard Livschitz, CEO.

Fourth Quarter and Full Year 2020 Financial Highlights

Fourth Quarter Financial Highlights

●	Total revenue was $30.1 million, an increase of 14% sequentially and a decrease 6% year-over-year.

●	GAAP gross profit was $12.3 million or 41% of revenue, compared to GAAP gross profit of $12.7 million or 40% of revenue in the fourth quarter of 2019. Non-GAAP gross profit was $12.4 million or 41% of revenue, compared to non-GAAP gross profit of $13.1 million or 41% of revenue in the fourth quarter of 2019.

●	GAAP Net Loss attributable to common stockholders was $(4.7) million, or $(0.10) per diluted share, based on 49.7 million weighted-average common shares outstanding, compared to GAAP Net Income attributable to common stockholders of $2.1 million, or $0.09 per diluted share, based on 22.7 million weighted-average common shares outstanding in the fourth quarter of 2019. Non-GAAP Net Income was $2.2 million, or $0.04 per diluted share, based on 54.9 million weighted-average common shares outstanding, compared to Non-GAAP Net Income of $3.7 million, or $0.16 per diluted share, based on 22.7 million weighted-average common shares outstanding in the fourth quarter of 2019.

●	Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, other income, stock-based compensation, and transaction and transformation-related costs), a non-GAAP metric, was $4.1 million, compared with Adjusted EBITDA of $6.7 million in the fourth quarter of 2019.

See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Information” below for discussion of our non-GAAP measures.

2020 Full Year Financial Highlights

●	Total revenue was $111.3 million, a decrease of 6% year-over-year.

●	GAAP gross profit was $41.6 million or 37% of revenue, compared to GAAP gross profit of $48.2 million or 41% of revenue in 2019. Non-GAAP gross profit was $43.5 million or 39% of revenue, compared to non-GAAP gross profit of $49.4 million or 42% of revenue in 2019.

●	GAAP Net Loss attributable to common stockholders was $(12.6) million, or $(0.28) per diluted share, based on 44.7 million weighted-average common shares outstanding, compared to GAAP Net Income attributable to common stockholders of $10.8 million, or $0.49 per diluted share, based on 21.1 million weighted-average common shares outstanding in 2019. Non-GAAP Net Income was $7.0 million, or $0.14 per diluted share, based on 48.8 million weighted-average common shares outstanding, compared to Non-GAAP Net Income of $15.5 million, or $0.73 per diluted share, based on 21.1 million weighted-average common shares outstanding in 2019.

●	Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, other income, stock-based compensation, and transaction and transformation-related costs), a non-GAAP metric, was $12.5 million, compared with Adjusted EBITDA of $23.7 million in 2019.

See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Information” below for discussion of our non-GAAP measures.

Balance Sheet and Other Metrics

●	Cash, cash equivalents, and short-term investments totaled $112.7 million as of December 31, 2020, compared to $42.2 million as of December 31, 2019. The increase was primarily due to the merger between ChaSerg Technology Acquisition Corp. and Grid Dynamics completed on March 5, 2020.

●	Total headcount was 1,894 as of December 31, 2020, compared with 1,430 employees as of December 31, 2019.

Financial Outlook

●	The company expects revenue in the first quarter 2021 to be in the range of $35.0 million to $36.5 million. This includes $5.5 million in revenue contribution from Daxx.

●	Adjusted EBITDA in the first quarter 2021 is expected to be between $2.4 million to $3.4 million.

●	For the full year 2021, revenues are expected to be at least $156 million. This includes a contribution of $22 million from Daxx.

Grid Dynamics is not able, at this time, to provide GAAP targets for net income for the first quarter 2021 because of the difficulty of estimating certain items excluded from Adjusted EBITDA that cannot be reasonably predicted, such as interest, taxes, depreciation, amortization, other income, and charges related to stock-based compensation expense. The effect of these excluded items may be significant.

Conference Call and Webcast

Grid Dynamics will host a conference call at 4:30 p.m. ET on Thursday, March 4, 2021 to discuss its fourth quarter and full year 2020 financial results. Investors and other interested parties can access the call in the following ways: A webcast of the conference call can be accessed on the Investor Relations section of the Company's website at https://ir.griddynamics.com/), or by dialing +1(877)407-4018 or +1(201)689-8471 (outside of the U.S.).

A replay will be available approximately one hour after the call on https://ir.griddynamics.com/ or by dialing +1(844)512-2921 or +1(412)317-6671 (outside of the U.S.) and entering the conference ID13715672. The replay will start on March 4, 2021, 7:30 p.m. ET and will be available until March 18, 2021 at 11:59 p.m. ET.

About Grid Dynamics

Grid Dynamics (Nasdaq: GDYN) is a digital-native technology services provider that accelerates growth and bolsters competitive advantage for Fortune 1000 companies. Grid Dynamics provides digital transformation consulting and implementation services in omnichannel customer experience, big data analytics, search, artificial intelligence, cloud migration, and application modernization. Grid Dynamics achieves high speed-to-market, quality, and efficiency by using technology accelerators, an agile delivery culture, and its pool of global engineering talent. Founded in 2006, Grid Dynamics is headquartered in Silicon Valley with offices across the US, Western, Central, and Eastern Europe. To learn more about Grid Dynamics, please visit www.griddynamics.com.

Non-GAAP Financial Measures

To supplement the financial measures presented in Grid Dynamics press release in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also presents non-GAAP measures of financial performance.

A “non-GAAP financial measure” refers to a numerical measure of Grid Dynamics historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Grid Dynamics provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity and profitability.

Grid Dynamics has included these non-GAAP financial measures because they are financial measures used by Grid Dynamics’ management to evaluate Grid Dynamics’ core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and are among the factors analyzed in making performance-based compensation decisions for key personnel.

Grid Dynamics believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of core operations or do not require a cash outlay, such as stock-based compensation expense. Grid Dynamics believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Grid Dynamics believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Grid Dynamics compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Grid Dynamics encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results of Grid Dynamics to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include, without limitation, the quotations of management, the section titled “Financial Outlook,” and statements concerning Grid Dynamics’s expectations with respect to future performance, particularly in light of the COVID-19 pandemic.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Grid Dynamics’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) Grid Dynamics has a relatively short operating history and operates in a rapidly evolving industry, which makes it difficult to evaluate future prospects and may increase the risk that it will not continue to be successful; (ii) Grid Dynamics may be unable to effectively manage its growth or achieve anticipated growth, which could place significant strain on Grid Dynamics’ management personnel, systems and resources; (iii) Grid Dynamics’ revenues are highly dependent on a limited number of clients and industries that are affected by seasonal trends, and any decrease in demand for outsourced services in these industries may reduce Grid Dynamics’ revenues and adversely affect Grid Dynamics’ business, financial condition and results of operations; (iv) Grid Dynamics’ revenues are highly dependent on clients primarily located in the United States, and any economic downturn in the United States or disruptions in the credit markets may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (v) Grid Dynamics faces intense and increasing competition; (vii) Grid Dynamics’ failure to successfully attract, hire, develop, motivate and retain highly skilled personnel could materially adversely affect Grid Dynamics’ business, financial condition and results of operations; (viii) failure to adapt to rapidly changing technologies, methodologies and evolving industry standards may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (ix) failure to successfully deliver contracted services or causing disruptions to clients’ businesses may have a material adverse effect on Grid Dynamics’ reputation, business, financial condition and results of operations; (xi) the impact of the COVID-19 pandemic has and may continue to materially adversely affect our stock price, business operations, and overall financial performance; (xii) risks and costs related to acquiring and integrating other companies, including Daxx; and (xiii) other risks and uncertainties indicated in Grid Dynamics filings with the SEC.

Grid Dynamics cautions that the foregoing list of factors is not exclusive. Grid Dynamics cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Grid Dynamics does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Further information about factors that could materially affect Grid Dynamics, including its results of operations and financial condition, is set forth under the “Risk Factors” section of the Company’s quarterly report on Form 10-Q filed November 5, 2020 and in other periodic filings Grid Dynamics makes with the SEC.

Contacts

Grid Dynamics Investor Relations:

investorrelations@griddynamics.com

Schedule 1: CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

 (In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue	$30,126	$32,001	$111,283	$118,326
Cost of revenue	17,863	19,336	69,662	70,090
Gross profit	12,263	12,665	41,621	48,236

Operating expenses
Engineering, research, and development	2,118	1,062	9,311	4,346
Sales and marketing	2,600	1,686	10,051	6,948
General and administrative	11,101	5,772	37,707	21,317
Total operating expenses	15,819	8,520	57,069	32,611

Income/(loss) from operations	(3,556)	4,145	(15,448)	15,625
Other income/(expenses), net	(183)	(4)	236	(176)

Income/(loss) before income taxes	(3,739)	4,141	(15,212)	15,449
Provision/(benefit) for income taxes	981	2,034	(2,613)	4,642
Net income/(loss)	$(4,720)	$2,107	$(12,599)	$10,807
Foreign currency translation adjustments, net of tax	(4)	-	(4)	-
Comprehensive income/(loss)	$(4,724)	$2,107	$(12,603)	$10,807

Earnings/(loss) per shares
Basic	$(0.10)	$0.10	$(0.28)	$0.49
Diluted	$(0.10)	$0.09	$(0.28)	$0.49

Weighted average shares outstanding
Basic	49,670	21,644	44,737	21,118
Diluted	49,670	22,692	44,737	21,122

Schedule 2: CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands, except share and per share data)

	As of
Assets	December 31, 2020	December 31, 2019
Current assets
Cash and cash equivalents	$112,745	$42,189
Accounts receivable, net of allowance of $418, and $20 as of December 31, 2020 and December 31, 2019	16,890	13,893
Unbilled receivables	1,799	5,036
Prepaid income taxes	821	308
Deferred transaction costs	—	1,878
Prepaid expenses and other current assets	2,361	2,711
Total current assets	134,616	66,015

Property and equipment, net	4,095	4,024
Intangible assets, net	8,125	18
Deferred income taxes	5,609	1,474
Goodwill	14,690	—
Total assets	$167,135	$71,531

Liabilities and equity
Current liabilities
Accounts payable	$757	$768
Accrued liabilities	628	1,188
Accrued compensation and benefits	7,479	5,337
Accrued income taxes	1,248	869
Other current liabilities	3,206	138
Total current liabilities	13,318	8,300

Deferred tax liabilities	2,093	—
Total liabilities	15,411	8,300

Commitments and contingencies
Convertible preferred stock, no par value, 0 and 1,047,942 shares authorized and outstanding as of December 31, 2020 and December 31, 2019, respectively	—	9,187

Stockholders’ equity
Common stock, $0.0001 par value; 110,000,000 shares authorized; 50,878,780 and 21,644,392 issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	5	2
Additional paid-in capital	128,930	18,650
Retained earnings	22,793	35,392
Accumulated other comprehensive loss	(4)	—
Total stockholders’ equity	151,724	54,044
Total liabilities, convertible preferred stock, and stockholders’ equity	$167,135	$71,531

Schedule 3: RECONCILIATION OF NON-GAAP INFORMATION

Unaudited

(In thousands, except share and per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Revenue	$30,126	$32,001	$111,283	$118,326
Cost of revenue	17,863	19,336	69,662	70,090
GAAP Gross Margin	$12,263	$12,665	$41,621	$48,236
Retention bonus expense	—	356	1,072	1,026
Stock-based compensation expense	100	90	840	148
Non-GAAP Gross margin	$12,363	$13,111	$43,533	$49,410

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
GAAP Net income/(loss)	$(4,720)	$2,107	$(12,599)	$10,807
Adjusted for:
Depreciation and amortization	776	630	2,672	2,311
Impairment of goodwill	—	—	—	139
Provision/(benefit) for income tax	981	2,034	(2,613)	4,642
Stock-based compensation expense	6,422	416	20,006	2,441
Transaction and transformation-related costs(1)	467	1,510	4,407	3,145
Restructuring(2)	24	—	912	—
Other (income)/expenses(3)	183	4	(236)	176
Adjusted EBITDA	$4,133	$6,701	$12,549	$23,661

(1) Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.

(2) In the three months ended March 31, 2020, we implemented a cost reduction plan and incurred restructuring and severance charges of $0.7 million, primarily resulting from a reduction in workforce and other charges. We have incurred restructuring and severance charges of less than $0.1 million under this plan in the three months ended December 31, 2020 and $0.9 million in the year ended December 31, 2020.

(3) Other (income)/expenses consist primarily of losses and gains on foreign currency transactions, fair value adjustments, other miscellaneous non-operating expenses, and interest on cash held at banks.

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
GAAP Net Income/(Loss)	$(4,720)	$2,107	$(12,599)	$10,807
Adjusted for:
Stock-based compensation expense	6,422	416	20,006	2,441
Impairment of goodwill	—	—	—	139
Transaction and transformation-related costs (1)	467	1,510	4,407	3,145
Restructuring costs (2)	24	—	912	—
Other (income)/expenses, net(3)	183	4	(236)	176
Tax impact of non-GAAP adjustments (4)	(166)	(296)	(5,477)	(1,221)
Non-GAAP Net Income	$2,210	$3,741	$7,013	$15,487
Number of shares used in the Non-GAAP Diluted EPS	54,854	22,692	48,778	21,122
Non-GAAP Net Income Attributable to Earnout Shares (5)	(32)	—	(113)	—
Non-GAAP Net Income Attributable to Class A Shares	2,178	3,741	6,900	15,487
Non-GAAP Diluted EPS (6)	$0.04	$0.16	$0.14	$0.73

(1) Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.

(2) In the three months ended March 31, 2020, we implemented a cost reduction plan and incurred restructuring and severance charges of $0.7 million, primarily resulting from a reduction in workforce and other charges. We have incurred restructuring and severance charges of less than $0.1 million under this plan in the three months ended December 31, 2020 and $0.9 million in the year ended December 31, 2020.

(3) Other (income)/expenses consist primarily of losses and gains on foreign currency transactions, fair value adjustments, other miscellaneous non-operating expenses, and interest on cash held at banks.

(4) Reflects the estimated tax impact at a normalized tax rate of the non-GAAP adjustments presented in the table.

(5) Non-GAAP Net Income attributable to Earnout Shares is calculated based on the proportion of Earnout Shares outstanding. The number of Earnout Shares outstanding was 0.8 million for each period presented.

(6) Non-GAAP Diluted EPS is calculated by dividing Non-GAAP Net Income/(Loss) by the diluted weighted-average number of shares outstanding. From the three months ended December 31, 2020 onwards, the Company has chosen to calculate its Non-GAAP Diluted EPS based on the diluted share count even in Net GAAP Loss situation. This methodology differs from the prior approach when the Company applied the basic share count in the situations of a Net GAAP Loss and a positive Non-GAAP Net Income. The new methodology provides better representation of the company’s financial results as it takes into account the significance of the dilutive impact from any outstanding equity instruments in a GAAP Net Loss/Non-GAAP Net Income situation.

Schedule 4: REVENUE BY VERTICALS

Unaudited

(In thousands, except share and per share data)

	Three months ended December 31,				Twelve months ended December 31,
	2020		2019		2020		2019
Tech, Media and Telecom	$10,673	35.4%	$8,789	27.5%	$45,362	40.8%	$32,337	27.3%
Retail	7,749	25.7%	17,578	54.9%	33,975	30.5%	67,367	56.9%
Finance	2,943	9.8%	3,673	11.5%	13,589	12.2%	12,479	10.6%
CPG/Manufacturing	6,191	20.6%	1,760	5.5%	14,202	12.8%	4,850	4.1%
Other (1)	2,570	8.5%	201	0.6%	4,155	3.7%	1,293	1.1%
Total	$30,126	100.0%	$32,001	100.0%	$111,283	100.0%	$118,326	100.0%

(1) Includes Daxx